Exhibit 99.1

indie Semiconductor Exceeds Q3 2022 Bottom Line Expectations

•Posts 147% Year-over-Year and 17% Sequential Revenue Growth to a Record $30.0M
•Expands Non-GAAP Gross Margin to 50.4%, up 740 Basis Points Year-over-Year and 180 Basis Points Sequentially
•Guides Q4 2022 Revenue to an Approximately $132M Annualized Run-rate with Further Non-GAAP Gross Margin Expansion into the 51% Range
•Updates Strategic Backlog to $4.3B, up from $2.6B last year and $2.0B in 2020

ALISO VIEJO, Calif. – November 10, 2022 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced third quarter results for the period ended September 30, 2022. Third quarter revenue was up 147 percent from the same period a year ago and 17 percent sequentially to a record $30.0 million. Non-GAAP gross margin expanded 740 basis points year-over-year and 180 basis points sequentially to 50.4 percent, better than indie’s 50.0 percent guidance for the quarter. On a GAAP basis, third quarter 2022 operating loss was $25.9 million compared to $21.3 million in the year ago timeframe. Non-GAAP operating loss for the third quarter of 2022 was $15.8 million versus $11.5 million during the same period last year, reflecting deeper R&D, sales and marketing investments as well as public company infrastructure expenses.

“indie delivered record third quarter results driven by increasing demand for our differentiated Autotech portfolio coupled with tenacious operational execution amid the challenging supply chain environment,” said Donald McClymont, indie’s co-founder and chief executive officer. “Our highly innovative ADAS, User Experience and Electric Vehicle (EV) solutions are gaining design win momentum across leading Tier 1s and global automotive OEMs. In fact, we’re excited to announce that our strategic backlog has grown to $4.3 billion, more than doubling from the level we initially outlined during our IPO launch less than twenty-four months ago. With recent program wins spanning Radar, Vision, Advanced Lighting and Wireless Charging, indie has never been better positioned to capitalize on our $27 billion annual serviceable market opportunity, sustainably outpace industry peers and, ultimately, to create extraordinary shareholder value.”

Q3 Business Highlights

•Commenced volume production of the automotive industry’s most integrated USB-PD programmable controller Power SoC
•Awarded “LiDAR Solution of the Year” by AutoTech Breakthrough and “LiDAR Development of the Year” by AutoSens
•Secured production orders for Advanced Lighting from two of the big three US car manufacturers
•Extended design footprint at multiple Electric Vehicle (EV) OEMs
•Captured first Computer Vision program win at a leading tier one

Q4 2022 Outlook

We provide earnings guidance on a non-GAAP basis only because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Based on the depth of our new product pipeline, we plan to maintain outsized top line growth while further expanding our gross margin over the planning horizon,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “Specifically, for the fourth quarter of 2022, we anticipate sales growth to an approximately $132 million annualized revenue run-rate with non-GAAP gross margin expansion into the 51 percent range. Further, given strong order visibility, our demonstrated scalability and planned operating expense leverage, we are on track to reach profitability in the second half of next year with narrowing losses in the interim, representing key steps toward realizing our 60 percent gross and 30 percent operating margin target model.”

indie’s Q3 2022 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its third quarter 2022 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (800)-931-3971 (domestic) or (416)-641-6705 (international), Conference ID: 22021022.

A replay of the conference call will be available beginning at 8:00 p.m. Eastern time on November 10, 2022 until 11:59 p.m. Eastern time on November 24, 2022 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 152388.

About indie

indie is empowering the Autotech revolution with next-generation automotive semiconductors and software platforms. We focus on edge sensors spanning multiple modalities, including LiDAR, radar, ultrasound and computer vision for Advanced Driver Assistance Systems (ADAS), user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles while our advanced user interfaces enabled by our mixed-signal SoCs transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Córdoba, Argentina; Budapest, Hungary; Dresden and Munich, Germany; Cambridge, England; Edinburgh, Scotland; Rabat, Morocco; Haifa, Israel; Quebec City, Canada; Seoul, South Korea; Tokyo, Japan and several locations throughout China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including expectations regarding our strategic backlog and our serviceable market opportunity, our guidance regarding top line growth and non-GAAP gross margin, our belief that we are on track to reach profitability in the second half of next year, and our expectations regarding our gross margin and operating margin target model. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impact of the COVID-19 pandemic; the impact of Russia’s invasion of Ukraine; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of any acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

In addition, our strategic backlog estimate included herein represents the revenue we expect to recognize from product orders within the next ten years. The estimate of our strategic backlog requires substantial judgment and is based on a number of assumptions, including management’s current assessment of customer and third-party contracts that exist as of the date the estimate is made, as well as revenues from expected contract renewals and/or expected design wins, to the extent that we believe that recognition of the related revenue will be realizable within the next ten years. Although we believe the assumptions underlying our strategic backlog estimate are reasonable, they are not guarantees and we can give no assurance that we will be able to recognize the revenues reflected in the strategic backlog estimate. A number of factors could result in actual revenues being less than the amounts reflected in strategic backlog. Our customers or third-party partners may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions within their industries or geographic locations, we may experience delays in the development or delivery of products or services specified in customer contracts, or we may be unable to win competitive bid selection processes or achieve additional design wins on the timeline currently anticipated or at all. Accordingly, there can be no assurance that contracts, renewals or expected design wins included in strategic backlog will actually generate the specified revenues. Additionally, because strategic backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as a U.S. generally accepted accounting principles (“GAAP”) financial measures.

Media Inquiries
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Investor Relations
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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue:
Product revenue	$24,425	$11,099	$62,963	$27,470
Contract revenue	5,591	1,058	14,807	1,981
Total revenue	30,016	12,157	77,770	29,451
Operating expenses:
Cost of goods sold	14,970	6,930	44,340	17,097
Research and development	30,229	15,043	88,195	37,206
Selling, general, and administrative	10,676	11,442	35,403	23,015
Total operating expenses	55,875	33,415	167,938	77,318
Loss from operations	(25,859)	(21,258)	(90,168)	(47,867)
Other income (expense), net:
Interest income	612	16	820	36
Interest expense	(166)	(25)	(491)	(1,175)
Gain from change in fair value of SAFEs	—	—	—	21,600
Gain (loss) from change in fair value of warrants	(19,059)	(40,401)	48,595	(29,085)
Loss from change in fair value of earn-out liabilities	—	(45,496)	—	(27,557)
Gain (loss) from change in fair value of contingent considerations	(121)	(20)	3,546	(120)
Gain from extinguishment of debt	—	—	—	304
Other income (expense)	24	(1,013)	3	(914)
Total other income (expense), net	(18,710)	(86,939)	52,473	(36,911)
Net loss before income taxes	(44,569)	(108,197)	(37,695)	(84,778)
Income tax benefit (expense)	(863)	36	665	(34)
Net loss	(45,432)	(108,161)	(37,030)	(84,812)
Less: Net loss attributable to noncontrolling interest	(7,825)	(28,512)	(6,022)	(22,127)
Net loss attributable to indie Semiconductor, Inc.	$(37,607)	$(79,649)	$(31,008)	$(62,685)

Net loss attributable to common shares — basic	$(37,607)	$(79,649)	$(31,008)	$(62,685)
Net loss attributable to common shares — diluted	$(37,607)	$(79,649)	$(31,008)	$(62,685)

Net loss per share attributable to common shares — basic	$(0.31)	$(0.83)	$(0.27)	$(1.07)
Net loss per share attributable to common shares — diluted	$(0.31)	$(0.83)	$(0.27)	$(1.07)

Weighted average common shares outstanding — basic	120,507,152	96,368,379	116,272,459	58,791,245
Weighted average common shares outstanding — diluted	120,507,152	96,368,379	116,272,459	58,791,245

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$150,388	$219,081
Restricted cash	383	383
Accounts receivable, net	22,422	13,842
Inventory, net	11,579	9,080
Prepaid expenses and other current assets	9,507	5,648
Total current assets	194,279	248,034
Property and equipment, net	12,509	11,090
Intangible assets, net	60,864	96,285
Goodwill	142,038	115,206
Operating lease right-of-use assets	9,839	—
Other assets and deposits	1,874	270
Total assets	$421,403	$470,885

Liabilities and stockholders' equity
Accounts payable	$8,473	$5,441
Accrued payroll liabilities	8,566	4,021
Accrued expenses and other current liabilities	15,585	14,622
Intangible asset contract liability	7,973	5,516
Deferred revenue	1,627	1,840
Current debt obligations	13,082	2,275
Total current liabilities	55,306	33,715
Long-term debt, net of current portion	4,170	5,618
Warrant liability	51,872	100,467
Intangible asset contract liability, net of current portion	6,517	12,452
Deferred tax liabilities, non-current	11,885	21,164
Operating lease liability, non-current	7,879	—
Other long-term liabilities	7,425	5,612
Total liabilities	$145,054	$179,028

Stockholders' equity
Preferred stock	$—	$—
Class A common stock	13	11
Class V common stock	3	3
Additional paid-in capital	544,997	514,891
Accumulated deficit	(231,425)	(200,416)
Accumulated other comprehensive loss	(18,261)	(1,443)
indie's stockholders' equity	295,327	313,046
Noncontrolling interest	(18,978)	(21,189)
Total stockholders' equity	276,349	291,857
Total liabilities and stockholders' equity	$421,403	$470,885

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP basis financial data to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Computation of non-GAAP gross margin:
GAAP revenue	$30,016	$12,157	$77,770	$29,451
GAAP cost of goods sold	14,970	6,930	44,340	17,097
Acquisition-related expenses	(15)	—	(4,557)	—
Share-based compensation	(68)	—	(81)	—
Non-GAAP gross profit	$15,129	$5,227	$38,068	$12,354
Non-GAAP gross margin	50.4%	43.0%	48.9%	41.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Computation of non-GAAP operating loss:
GAAP loss from operations	$(25,859)	$(21,258)	$(90,168)	$(47,867)
Acquisition-related expenses	381	3,494	10,054	5,000
Share-based compensation	9,663	6,216	30,845	14,185
Non-GAAP operating loss	$(15,815)	$(11,548)	$(49,269)	$(28,682)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Computation of non-GAAP net loss:
GAAP Net income (loss)	$(45,432)	$(108,161)	$(37,030)	$(84,812)
Acquisition-related expenses	381	3,494	10,054	5,000
Share-based compensation	9,663	6,216	30,845	14,185
Gain from change in fair value of SAFEs	—	—	—	(21,600)
(Gain) loss from change in fair value of warrants	19,059	40,401	(48,595)	29,085
Loss from change in fair value of earn-out liabilities	—	45,496	—	27,557
(Gain) loss from change in fair value of contingent considerations	121	20	(3,546)	120
Gain from extinguishment of debt	—	—	—	(304)
Other expense	—	1,013	—	914
Non-cash interest expense	75	1	226	198
Income taxes (benefit) expense	863	(36)	(665)	34
Non-GAAP net loss	$(15,270)	$(11,556)	$(48,711)	$(29,623)

Three Months Ended September 30, 2022
Computation of non-GAAP share count:
Issued and outstanding Class A common stock	123,973,300
Escrow Shares	1,725,000
TeraXion Unexercised Options	1,265,093
ADK Minority Holders interests	23,749,676
Non-GAAP share count	150,713,069

Non-GAAP net loss	$(15,270)
Non-GAAP net loss per share	$(0.10)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net income (loss), (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP net income (loss) per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to changes in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, and unrealized gains or losses from currency hedging contracts (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from extinguishment of debt, and (vi) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting cost of sales, adjusted for acquisition-related expenses, from revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations) and share-based compensation. We calculate non-GAAP net income (loss) by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, and amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to change in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from the extinguishment of debt, and (vi) income tax benefit (expense). We calculate non-GAAP share count by adding to GAAP weighted average common shares outstanding: (i) Escrow Shares and (ii) ADK Minority Holders interest, which represents all shares issuable to vested minority equity interests held in Ay Dee Kay LLC upon exchange for indie Class A shares as described in the Form 10-Q. Non-GAAP net income (loss) per share is calculated by non-GAAP income (loss) divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, amortization of acquired intangible assets and certain license rights, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) can make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts, warrants, and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Gain from extinguishment of debt - related to the gain from the PPP loan forgiveness and partially offset by the one-time debt termination fees and the acceleration of unamortized debt discounts and issuance costs as a result of the payoff of debt obligations. This net gain is not reflective of management’s operation decisions and are not expected to recur.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.